Exhibit 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	First Vice President	Executive Vice President
	Director of Corp Communication	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Announces Commencement of

Common Stock Offering

TUPELO, MISSISSIPPI (December 13, 2016) – Renasant Corporation (NASDAQ: RNST) (the “Company”), the parent of Renasant Bank, announced today the commencement of an underwritten public offering of approximately $65 million of the Company’s common stock. The Company also expects to grant to the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the offering.

Keefe, Bruyette & Woods, A Stifel Company, and Sandler O’Neill + Partners, L.P., will serve as joint bookrunning managers with Raymond James & Associates, Inc. and Stephens Inc. serving as co-managers. The shares will be issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission ( “SEC”) on form S-3 (File No. 333-206966).

The Company expects to use the net proceeds of the offering for general corporate purposes, which may include providing capital to support growth organically or through strategic acquisitions of other financial institutions or businesses related to banking, repaying indebtedness, financing investments and capital expenditures, and for investments in Renasant Bank as regulatory capital.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a prospectus supplement and related base prospectus nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company has filed a registration statement (File No. 333-206966) (including a base prospectus and a preliminary prospectus supplement dated December 13, 2016) with the SEC for the offering to which this communication relates. Prospective investors should read the base prospectus in the registration statement, the preliminary prospectus supplement and the other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may be obtained from the Company, the underwriters or any dealer participating in the offering by contacting: Keefe, Bruyette & Woods, A Stifel Company, Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, by e-mail USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling toll-free (800) 966-1559 or Sandler O’Neill + Partners, L.P. at Attention: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, or by calling toll-free at 866-805-4128, or by e-mail at syndicate@sandleroneill.com.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 112-year-old financial services institution. Renasant has assets of approximately $8.5 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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